 Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

On April 14, 2016, AG&E Holdings Inc., an Illinois corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended to date, the “Merger Agreement”) with American Gaming & Electronics, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Advanced Gaming Associates LLC, a Pennsylvania limited liability company (“AGA”), and Anthony Tomasello, as the sole member and representative of AGA (“Mr. Tomasello”).

The consummation of the transactions contemplated by the Merger Agreement (the “Closing”) occurred on November 30, 2016 (the “Closing Date”). On the Closing Date, AGA was merged with and into Merger Sub, and the separate legal existence of AGA ceased, with Merger Sub continuing as the surviving entity of the Merger and remaining a wholly-owned subsidiary of the Company. In connection with the Closing, the Company issued to Mr. Tomasello 5,303,816 shares of its common stock. The Company may issue to Mr. Tomasello additional shares of common stock in the future depending on the Company’s performance and the achievement of certain earn-out thresholds.

Upon the Closing, the Company issued to Mr. Tomasello a promissory note in the initial principal amount of $1,000,000 (the “Company Note”). The Company Note accrues interest at a rate of 5% per annum and matures on November 30, 2019. The Company Note may be adjusted upwards or downwards based upon the working capital delivered by AGA at the Closing. In addition, if certain service revenue targets are satisfied during either of two 12-month periods immediately following the Closing, the initial principal amount of the Company Note will be increased by an additional $1,000,000 at the end of each 12-month period, up to an aggregate additional amount of $2,000,000.

The following unaudited pro forma condensed consolidated combined financial statements are based on the Company’s historical consolidated financial statements and AGA’s historical financial statements as adjusted to give effect to the Company’s acquisition of AGA and the related financing transactions. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and the twelve months ended December 31, 2015 give effect to these transactions as if they had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 gives effect to these transactions as if they had occurred on September 30, 2016.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The pro forma statements have been prepared based on available information, using estimates and assumptions that the Company’s management believes are reasonable. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the pro forma statements. These estimates and assumptions are preliminary and have been made solely for purposes of developing these pro forma statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the allocation of the purchase price to identifiable net assets acquired and of the excess purchase price to goodwill.

The unaudited pro forma condensed combined statement of operations does not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the date specified and are not necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed combined statement of operations does not reflect any adjustments for the effect of operating synergies that we may realize as a result of the acquisition.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q and AGA’s historical information included herein.

AG&E HOLDINGS INC

Unaudited Pro Forma Condensed Combined Balance Sheets

As of September 30, 2016

	AG&E Holdings Inc Historical	Advanced Gaming Associates Historical	Pro Forma Adjustments		AG&E Holdings Inc Pro Forma Combined
Assets:
Current assets:
Cash	$2,579,000	$514,000	$(1,026,000)	(a)	$2,067,000
Accounts receivable, net	611,000	675,000	(680,000)	(b)	606,000
Inventory	478,000	420,000	41,000	(c)	939,000
Prepaid expenses & other assets	156,000	7,000	(7,000)	(d)	156,000
Total current assets	$3,824,000	1,616,000	(1,672,000)		$3,768,000

Property, plant & equipment, net	15,000	113,000	(62,000)	(e)	66,000

Intangible assets, net	0	0	2,230,000	(f)	2,230,000

Goodwill	0	0	392,000	(g)	392,000

Total assets	$3,839,000	1,729,000	888,000		$6,456,000

Liabilities:
Current liabilities:
Accounts payable	$440,000	437,000	(470,000)	(h)	$407,000
Note payable	0	715,000	(715,000)	(i)	0
Contingent liability	0	0	720,000	(j)	720,000
Accrued expenses	163,000	11,000	183,000	(k)	357,000
Total current liabilities	$603,000	1,163,000	(282,000)		$1,484,000

Long-term liabilities:
Note payable	0	164,000	836,000	(l)	1,000,000
Total liabilities	$603,000	1,327,000	554,000		$2,484,000

Shareholders' Equity:
Common stock: authorized 25,000,000 shares $1.00 par value; shares issued and outstanding: 11,649,360 shares as of September 30, 2016	$11,649,000	0	5,304,000	(m)	$16,953,000
Additional paid-in capital	5,090,000	0	(4,402,000)	(m)	688,000
Accumulated deficit	(13,471,000)	402,000	(568,000)	(n)	(13,637,000)
Unearned compensation	(32,000)	0	0		(32,000)
Total shareholders' equity	3,236,000	402,000	334,000		3,972,000
Total liabilities & shareholders' equity	$3,839,000	1,729,000	888,000		$6,456,000

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

AG&E HOLDINGS INC.

Unaudited Pro Forma Condensed Combined Statements of Earnings

Twelve Months Ended December 31, 2015

	AG&E Holdings Inc Historical	Advanced Gaming Associates Historical	Pro Forma Adjustments		AG&E Holdings Inc Pro Forma Combined
Net sales	$13,880,000	$6,707,000	$(1,167,000)	(o)	$19,420,000
Cost of sales	10,471,000	4,860,000	(1,061,000)	(p)	14,270,000
Gross margin	3,409,000	1,847,000	(106,000)		5,150,000
Selling & administrative expenses	3,991,000	1,444,000	249,000	(q)	5,684,000
Operating (loss) earnings	(582,000)	403,000	(355,000)		(534,000)
Other income, net	(3,000)	0	0		(3,000)
Income tax expense	8,000	0	0		8,000
Net (loss) earnings from continuing operations	$(587,000)	$403,000	$(355,000)		$(539,000)

Basic and Diluted earnings per share:
Net loss per share	$(0.05)				$(0.03)

Basic and diluted average common shares outstanding	11,649,360		5,303,816	(m)	16,953,176

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

AG&E HOLDINGS INC.

Unaudited Pro Forma Condensed Combined Statements of Earnings

Nine Months Ended September 30, 2016

	AG&E Holdings Inc Historical	Advanced Gaming Associates Historical	Pro Forma Adjustments		AG&E Holdings Inc Pro Forma Combined
Net sales	$4,618,000	$5,000,000	$(805,000)	(o)	$8,813,000
Cost of sales	3,363,000	3,665,000	(724,000)	(p)	6,305,000
Gross margin	1,255,000	1,335,000	(81,000)		2,508,000
Selling & administrative expenses	3,432,000	1,442,000	(298,000)	(r)	4,576,000
Operating loss	(2,177,000)	(107,000)	217,000		(2,068,000)
Other income, net	(38,000)	(9,000)	0		(47,000)
Income tax expense	2,000	0	0		2,000
Net loss	$(2,141,000)	$(98,000)	$217,000		$(2,023,000)

Basic and Diluted earnings per share:
Net loss per share	$(0.18)				$(0.12)

Basic and diluted average common shares outstanding	11,649,360		5,303,816	(m)	16,953,176

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of presentation

The Unaudited Pro Forma Condensed Combined Balance Sheet combines the Company’s and AGA’s historical Consolidated Balance Sheets as of September 30, 2016

The Unaudited Pro Forma Condensed Combined Statements of Earnings combines the Company’s and AGA’s historical earnings results for the twelve months ended December 31, 2015 and nine months ending September 30, 2016, respectively.

The Unaudited Pro Forma Condensed Combined Financial Statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the transactions occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2. Transaction consideration

The Company completed the merger of AGA with Merger Sub, the Company’s wholly owned subsidiary, on November 30, 2016. The following table summarizes the fair value of total consideration transferred to AGA shareholders at the closing date of November 30, 2016:

Cash	$512,000
Stock (5,303,816 shares @ fair value price of $0.17 per share)	902,000
Promissory Note	1,000,000
Contingent consideration (earnout)	720,000
Total consideration	$3,134,000

Note 3. Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair market value of AGA’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Inventory	$461,000
Fixed Assets	51,000
Intangible Assets	2,230,000
Goodwill	392,000
Total consideration	$3,134,000

Note 4. Pro Forma adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Financial Statements:

a)	Represents the ($512,000) payment at closing and a ($514,000) working capital adjustment based on the purchase price allocation shown in Note 3.

b)	Represents a working capital adjustment of ($675,000) based on the purchase price allocation shown in Note 3 as well as an intercompany adjustment of ($5,000).

c)	Adjustment is to record the fair value step up of the inventory based on the purchase price allocation shown in Note 3.

d)	Represents a working capital adjustment based on the purchase price allocation shown in Note 3.

e)

Reflects the adjustment of ($62,000) to reduce the basis in the acquired property, plant and equipment to an estimated fair value of $51,000. The estimated useful lives range from 1 to 5 years The following table summarizes the changes in the estimated depreciation expense:

	Year ending Dec 31, 2015	Nine Months ending Sept 30, 2016
Estimated depreciation expense	35,000	5,000
Historical depreciation expense	(13,000)	(12,000)
Pro forma adjustments to depreciation expense	22,000	(7,000)

f)	Reflects the fair value of the intangible assets acquired. The following table summarizes the intangible assets acquired and their related amortization period:

		Amortization Period
Customer List	$2,100,000	13 years
Gaming Licenses	130,000	2 years
Pro forma adjustment	$2,230,000

These preliminary estimates of fair value and estimated useful lives may differ from final amounts the Company will calculate after completing a detailed valuation analysis and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

g)	Reflects the preliminary estimate of goodwill associated with the transaction as shown in Note 3.

h)	Represents a working capital adjustment of ($437,000) based on the purchase price allocation shown in Note 3 as well as an intercompany adjustment of ($33,000).

i)	Represents the elimination of AGA’s note payable based on the purchase price allocation shown in Note 3.

j)

The contingent consideration estimate is comprised of two different components – a stock component and a promissory note component. The Company may issue to Mr. Tomasello additional shares of common stock in the future depending on the Company’s performance and the achievement of certain earn-out thresholds. If certain service revenue targets are satisfied during either of two 12-month periods immediately following the Closing, the initial principal amount of the Company Note will be increased by an additional $1,000,000 at the end of each 12-month period, up to an aggregate additional amount of $2,000,000. This adjustment represents the estimated fair value of the contingent consideration.

k)

Represents $192,000 of non-recurring transaction costs which were incurred between October 1, 2016 and December 31, 2016 and a working capital adjustment of ($11,000) based on the purchase price allocation shown in Note 3.

l)

Reflects the elimination of AGA’s note payable of ($164,000) based on the purchase price allocation shown in Note 3 as well as records the $1,000,000 promissory note related to the transaction as shown in Note 2.

m)	Records the issuance of 5,303,816 shares of common stock @ a fair value price of $0.17 per share as of the acquisition date as part of the transaction consideration as shown in Note 2.

n)

Represents an adjustment of ($402,000) to related to the elimination of AGA’s historical retained earnings, non-recurring transaction costs incurred after the balance sheet date of September 30, 2016 of ($192,000) and intercompany elimination of $26,000

o)	Reflects the elimination of intercompany revenue recorded in the historical financial statements between Merger Sub and AGA.

p)	Reflects the elimination of intercompany cost of sales recorded in the historical financial statements between Merger Sub and AGA.

q)

Reflects the amortization expense of intangible assets related to the transaction of $227,000 and additional depreciation due to acquired assets of $22,000 for the twelve month period ending December 31, 2015.

r)

Reflects the amortization expense of intangible assets related to the transaction of $170,000, reduced depreciation of ($7,000) due to acquired assets and ($461,000) of non-recurring transaction costs recorded in the nine months ended September 30, 2016.